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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): April 14, 2004

                                 NAVISITE, INC.

             (Exact Name of Registrant as Specified in its Charter)


         Delaware                        000-27597              52-2137343
(State or Other Jurisdiction    (Commission File Number)      (IRS Employer
       of Incorporation)                                    Identification No.)

                               400 Minuteman Road
                          Andover, Massachusetts 01810
               (Address of Principal Executive Offices) (Zip Code)

                                 (978) 682-8300
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)
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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

      On April 14, 2004, pursuant to the Stock and Asset Acquisition Agreement, dated as of August 8, 2003, as amended (the "Agreement"), by and among ClearBlue Technologies, Inc. ("CBT"), certain of its wholly owned subsidiaries and NaviSite, Inc. ("NaviSite"), NaviSite exercised its right to acquire from CBT all of the outstanding shares of the four wholly owned subsidiaries of CBT with data centers located in Dallas, TX, New York, NY, San Francisco, CA and Santa Clara, CA. NaviSite thereby acquired all of the outstanding shares of ClearBlue Technologies/Dallas, Inc., ClearBlue Technologies/New York, Inc., ClearBlue Technologies/San Francisco, Inc. and ClearBlue Technologies/Santa Clara, Inc. (the "Subsidiaries"), for no additional consideration.

      Pursuant to the Agreement, NaviSite has been operating and managing each of the Subsidiaries since August 8, 2003, and had assumed the revenue and expense, as of August 8, 2003, of each of the Subsidiaries. NaviSite will continue to consolidate, as part of its consolidated financial statements, the results of each of the Subsidiaries.
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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           NaviSite, Inc.

                                           By: /s/ James W. Pluntze
                                               ---------------------
Date: April 15, 2004                       James W. Pluntze
                                                    Chief Financial Officer
                                                    (Principal Financial and
                                                    Accounting Officer)